SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ABAXIS, INC.
(Name of Registrant as Specified In Its Charter)

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3240 Whipple Road, Union City, CA 94587 Phone 510-675-6500 Fax 510-441-6150

September 13, 2004

Dear Shareholder:

      The 2004 Annual Meeting of Shareholders of Abaxis, Inc. (“we” or “us”) will be held on Tuesday, October 19, 2004, at 10:00 a.m. local time, at our principal offices, located at 3240 Whipple Road, Union City, California. You are cordially invited to attend.

      The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

      After reading the Proxy Statement, please promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters to be presented for shareholder consideration is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy promptly in the enclosed postage paid envelope.

      A copy of our Annual Report to Shareholders also is enclosed for your information. At the 2004 Annual Meeting of Shareholders we will review the activities of Abaxis over the past year and our plans for the future. We look forward to seeing you at the Annual Meeting.

Very truly yours,

CLINTON H. SEVERSON
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 19, 2004

TO THE SHAREHOLDERS:

      Please take notice that the Annual Meeting of the Shareholders of Abaxis, Inc., a California corporation (“us” or “we”), will be held on Tuesday, October 19, 2004, at 10:00 a.m. local time at our offices, located at 3240 Whipple Road, Union City, California, for the following purposes:

1.	To elect six directors to hold office for the ensuing year;

2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2005;

3.	To approve an increase in the maximum aggregate number of shares of common stock authorized for issuance under our 1998 Stock Option Plan by 500,000 shares; and

4.	To transact such other business as may properly come before the meeting.

      Shareholders of record at the close of business on August 30, 2004, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at 3240 Whipple Road, Union City, California.

      Please note that each shareholder who attends the annual meeting may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (street name holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors

ZARA Z. THOMAS
Secretary

Union City, California

September 13, 2004

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting in person, we urge you to vote your shares by phone, via the internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Please see your proxy card for specific instructions on how to vote. Proxies are revocable, and any shareholder may withdraw his or her proxy prior to the time it is voted, or by attending the meeting and voting in person.

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PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

      The accompanying proxy is solicited by the Board of Directors of Abaxis, Inc., a California corporation (“Abaxis” or “us” or “we”), for use at our annual meeting of shareholders to be held on Tuesday, October 19, 2004 (the “Annual Meeting”), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is September 13, 2004, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

GENERAL INFORMATION

      Expenses and Solicitation of Proxies. We will bear the costs of soliciting proxies for the meeting. In addition to soliciting shareholders by mail through its regular employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

      Record Date. The record date for our 2004 Annual Meeting of Shareholders was August 30, 2004. Only shareholders as of that date are eligible to cast votes at the 2004 Annual Meeting of Shareholders.

      Voting Securities. As of the record date, there were 19,645,004 shares of our common stock outstanding and we had 212 shareholders of record, such number excluding shareholders who hold our shares in electronic form through the Depository Trust Company at brokerage houses. All shares of our common stock are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Except with respect to the election of directors, the procedure for which is described below, each share of common stock is entitled to one vote.

      Quorum. Our Bylaws provide that a majority of all of the shares of the common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner, such as a brokerage account holder, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. For certain specified types of proposals, Nasdaq rules permit nominees to vote on behalf of beneficial holders without consultation of the beneficial holder and in these limited circumstances, broker “non-votes” accordingly do not occur.

      Cumulative Voting. In the election of directors, each common stock shareholder has cumulative voting rights and may be entitled to as many votes as is equal to the number of shares of common stock multiplied by the number of directors to be elected (i.e., six), which votes may be cast for a single candidate or distributed among any or all of the candidates. However, no shareholder is entitled to cumulate votes with respect to a candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice, at the meeting and prior to the voting, of his or her intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes.

      Vote Required for Each Proposal.

•	Proposal #1: Election of Directors: A plurality of the votes duly cast at a meeting at which a quorum is present is required for the election of directors. A plurality of the votes duly cast means that only affirmative votes will affect the outcome of the election. Therefore, neither abstentions nor broker “non-votes” will have any impact on the election of directors and the six candidates for election as directors at the annual meeting who receive the highest number of affirmative votes will be elected.

•	Proposals #2 & 3: Ratification of Appointment of Independent Registered Public Accounting Firm and Proposal #3: Approval of Amendment of 1998 Stock Option Plan: In order for Proposals #2 and #3 to pass, the vote of a majority of the shares represented in person or by proxy and voting at a duly held meeting at which a quorum is present must be obtained, provided that the votes in favor of each of

Proposals #2 and #3 are a majority of the votes that constitute the required quorum. Although abstentions and broker “non-votes” are counted as present for purposes of a quorum, they are not counted as affirmative votes for the proposals. In other words, the votes in favor of each of Proposals #2 and #3 must exceed the sum of (i) the votes against, (ii) abstentions, and (iii) the broker non-votes for the respective proposal.

      Voting and Revocability of Proxies. The persons authorized to vote shares represented by executed proxies (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any and all nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

      All valid proxies received before the Annual Meeting will be exercised. A shareholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of Abaxis a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

VOTING BY TELEPHONE OR VIA THE INTERNET

If you hold your shares in an account with a broker or a bank
If you hold your shares directly registered in your	that participates in the ADP Investor Communications
name with Equiserve Trust Company, N.A.	Services.

To vote by phone: 1-877-PRX-VOTE (1-877-779-8683)	To vote by telephone or via the Internet: Your voting form from your broker or bank will show the telephone number to call or Internet website to visit.
To vote via the Internet: http://www.eproxyvote.com/abax

      For Shares Directly Registered in the Name of the Stockholder. Shareholders with shares registered directly with Equiserve Trust Company, N.A. may vote those shares telephonically by calling Equiserve Trust Company, N.A. at 1-877-PRX-VOTE, (1-877-779-8683) or via the Internet at http://www.eproxyvote.com/abax.

      For Shares Registered in the Name of a Broker or a Bank. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Equiserve Trust Company, N.A. for shares registered directly in the name of the shareholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically or via the Internet by calling the telephone number, or visiting the Internet website, shown on the voting form received from your broker or bank.

      General Information for All Shares Voted Via the Internet or By Telephone. Votes submitted via the Internet or by telephone must be received by 12:00 midnight Eastern Time on October 18, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

      The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Our outside counsel has advised Abaxis that the Internet voting procedures that have been made available through Equiserve Trust Company, N.A. are consistent with the requirements of applicable law. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

      The charter documents of Abaxis authorize a Board of Directors consisting of six (6) directors. All six (6) of our directors are to be elected for the ensuing year and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      If elected, each nominee will hold office until our next annual meeting of shareholders or until his successor is elected and qualified unless he shall resign or his office becomes vacant by death, removal, or other cause in accordance with our Bylaws. The persons named in the accompanying form of proxy will vote the shares represented thereby for the following nominees, but may cumulate the votes for less than all of the nominees, as permitted by the laws of the State of California, unless otherwise instructed.

      The nominees for election to the Board of Directors at the Annual Meeting are Clinton H. Severson, Richard J. Bastiani, Ph.D., Henk J. Evenhuis, Brenton G.A. Hanlon, Prithipal Singh, Ph.D. and Ernest S. Tucker, III, M.D. Please see “Information about Abaxis — Director Nominees” below for information concerning the nominees.

Vote Required and Recommendation of the Board of Directors

      If a quorum is present and voting, the six (6) nominees receiving the highest number of votes will be elected.

      Although abstentions and broker “non-votes” will each be counted as present for purposes of determining a quorum, neither abstentions nor broker “non-votes” will have any impact on the election of directors and the six candidates for election as directors at the annual meeting who receive the highest number of affirmative votes will be elected.

      If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for substitute nominees as the Board of Directors may designate. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Board of Directors of Abaxis has selected Deloitte & Touche LLP as independent registered public accounting firm to audit the financial statements of Abaxis for the fiscal year ending March 31, 2005. Deloitte & Touche LLP has acted in such capacity since its appointment in the fiscal year ended March 31, 1996. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

      The following table sets forth the aggregate fees billed to Abaxis for the fiscal years ended March 31, 2004 and 2003 by Deloitte & Touche LLP:

	Year Ended March 31,

	2004	2003

Audit Fees	$241,000	$238,000
Audit-Related Fees	9,000	67,000
Tax Fees	86,000	90,000
All Other Fees	8,000	—

Total Fees	$344,000	$395,000

“Audit-related fees” billed during fiscal 2004 and 2003 were for services related to accounting consultation and review of documents filed with the Securities and Exchange Commission. “Tax Fees” consist of fees billed for professional services rendered for preparation and review of income tax returns, tax compliance and tax advice. “All Other Fees” consist of fees for products and services other than the services reported above. In fiscal 2004, this category fees related to an informational workshop on internal controls.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. The Chair of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve additional services on a case-by-case basis, and such approvals are communicated to the full Audit Committee at its next meeting. During fiscal 2004, all Audit-Related Fees and Tax Fees were pre-approved by the Audit Committee, except for All Other Fees representing 2% of the total fees were subject to the de minimus exception established by the SEC.

Vote Required and Board of Directors’ Recommendation

      If a quorum is present and voting, the vote of a majority of the shares both (a) represented in person or by proxy and (b) voting is required for approval of this proposal. In addition, the votes in favor of this proposal must be a majority of the quorum present.

      Although abstentions and broker “non-votes” are counted as present for purposes of a quorum, they are not counted as affirmative votes for the proposals. In other words, the vote in favor of each of this proposal must exceed the sum of (i) the votes against, (ii) abstentions and (iii) the broker “non-votes” for this proposal. However, because under Nasdaq rules this proposal is deemed to be “routine” and thus individual nominees, such as brokers, may vote on behalf of beneficial holders, we do not anticipate receiving any broker “non-votes.”

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ABAXIS, INC. FOR THE FISCAL YEAR ENDING MARCH 31, 2005.

PROPOSAL NUMBER THREE

APPROVAL OF AMENDMENT TO THE ABAXIS, INC. 1998 STOCK OPTION PLAN

      The Abaxis, Inc. 1989 Stock Option Plan (the “1989 Plan”) was adopted by the Board of Directors in May 1989 and was approved by our shareholders in March 1990. The Board of Directors and shareholders have approved from time to time increases in the number of shares issuable under the 1989 Plan as follows:

•	In July 1998, the Board of Directors amended the 1989 Plan, and obtained shareholder approval in October 1998, to increase by 1,000,000 shares to 2,886,000 the maximum aggregate number of shares of common stock issuable under the plan. In addition, the Board of Directors approved the amendment and restatement of the 1989 Plan as the Abaxis, Inc. 1998 Stock Option Plan (the “Option Plan”), and obtained shareholder approval of such amendment and restatement.

•	In July 2000, the Board of Directors amended the Option Plan, and obtained shareholder approval in October 2000, to increase by 500,000 shares to 3,386,000 the maximum aggregate number of shares of common stock issuable under the Option Plan.

•	In July 2001, the Board of Directors amended the Option Plan to increase by 1,000,000 shares to 4,386,000 shares the maximum aggregate number of shares of common stock issuable under the Option Plan. However, the shareholders failed to approve this amendment, which consequently did not take effect.

•	In August 2002, the Board of Directors amended the Option Plan to increase by 500,000 shares to 3,886,000 shares the maximum aggregate number of shares of common stock issuable under the Option Plan and obtained shareholder approval in October 2002.

•	In July 2003, the Board of Directors amended the Option Plan to increase by 500,000 shares to 4,386,000 shares the maximum aggregate number of shares of common stock issuable under the Option Plan and obtained shareholder approval in October 2003.

      The shareholders are now being asked to approve the amendment of the Option Plan to increase by 500,000, from 4,386,000 to 4,886,000, the maximum aggregate number of shares of common stock issuable under the Option Plan. The Board of Directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, directors and consultants essential to our success and in aligning their long-term interests with those of the shareholders.

Summary of Option Plan

      The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

      General. The purpose of the Option Plan is to advance the interests of Abaxis and our shareholders by providing an incentive to attract, retain and reward our employees, directors and consultants and by motivating such persons to contribute to our growth and profitability. The Option Plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the grant of nonstatutory stock options to employees, directors and consultants.

      Shares Subject to Plan. The shareholders have previously authorized the reservation of an aggregate of 4,386,000 shares of our authorized but unissued shares of common stock for issuance upon the exercise of options granted under the Option Plan. In July 2004, the Board of Directors amended the Option Plan, subject to shareholder approval, to increase the share reserve by 500,000 shares, to a total of 4,886,000 shares. The Option Plan permits the issuance of reacquired shares as well as previously unissued shares. As of August 30, 2004, options to purchase 2,795,978 shares of common stock were outstanding under the Option Plan, options to purchase 1,265,538 shares of common stock granted pursuant to the Option Plan had been exercised and there were 324,484 shares of common stock available for future grants under the Option Plan, without taking the proposed increase into account. Appropriate adjustments will be made to the shares subject to the Option Plan and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in our capital structure. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by us, the shares of common stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

      Administration. The Option Plan will be administered by our Board of Directors or a duly appointed committee of the Board (hereinafter referred to collectively as the “Board”). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to us upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board at its discretion may delegate authority concerning the grant of stock options to an officer of Abaxis, subject to formally delineated limits.

      The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee’s termination of service with us. The Option Plan provides, subject to certain limitations, for indemnification by Abaxis of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

      Eligibility. Options may be granted under the Option Plan to our employees, consultants and directors or of any present or future parent or subsidiary corporations of Abaxis. Prospective employees, consultants and directors may also receive grants under the Option Plan in connection with written offers of employment or engagement, provided that such options may not become exercisable prior to the individual’s commencement of service. While any person eligible under the Option Plan may be granted a nonstatutory option, only employees may be granted incentive stock options. As of August 30, 2004, we had 171 permanent employees, including six executive officers, in addition to sixteen temporary employees, five non-employee directors and nine consultants who would be eligible to receive a grant under the Option Plan.

      Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The exercise price of an incentive stock option may not be less than the fair market value of a share of the common stock on the date of grant and the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. The Option Plan provides that any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power (or combined value) of all classes of our stock or any parent or subsidiary corporation of us (a “Ten Percent Shareholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant as required under Section 422 of the Code. As of August 30, 2004, the closing price of our common stock, as reported on the Nasdaq National Market, was $14.81 per share.

      Under the Option Plan, the option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

      Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. Generally, options granted under the Option Plan become exercisable in installments over a period of time specified by the Board at the time of grant, subject to the optionee’s continued service with us. The Option Plan provides that the maximum term of an incentive stock option is ten years unless granted to a Ten Percent Shareholder, in which case the maximum term is five years. The Option Plan does not limit the term of a nonstatutory stock option. An option generally will remain exercisable for 3 months following the optionee’s termination of service, provided that if termination results from the optionee’s death or disability, the option generally will remain exercisable for 12 months following the optionee’s termination of service. In any event the option must be exercised no later than its expiration date. The Board, in its discretion, may provide for longer or shorter post-service exercise periods in particular instances.

      Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. A nonstatutory stock option may be assignable or transferable to the extent permitted by the Board and as set forth in the option agreement.

      Change in Control. The Option Plan provides that in the event of a “Change in Control” (as defined below), the surviving, continuing, successor or purchasing corporation or parent corporation thereof (the “Acquiring Corporation”) may either assume Abaxis’ rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation’s stock. If the Acquiring Corporation elects not to assume or substitute for options outstanding under the Option Plan, any unvested or unexercisable portion of the outstanding options will become immediately exercisable and vested in full prior to such Change in Control. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Change in Control, they will terminate. If the Acquiring Corporation assumes or substitutes for outstanding options, then such options will continue to become exercisable and/or vested as provided in the respective stock option agreements. However, if an optionee’s employment with the Acquiring Corporation is terminated other than for “cause” or if the optionee resigns for “good reason” following the occurrence of a Change in Control, the outstanding options of such optionee will become immediately exercisable and vested as of the date of such termination of employment.

      For purposes of the Option Plan, a “Change in Control” means (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of our voting stock, (ii) a merger or consolidation in which we are a party, (iii) the sale, exchange or transfer of all or substantially all of our assets, or (iv) our liquidation or dissolution wherein, upon any such event, our shareholders immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of our voting stock, its successor, or the corporation to which our assets were transferred.

      Termination or Amendment. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Plan and the option agreements have lapsed, provided that all options must be granted within ten years of July 21, 1998, the date on which the Board approved the restatement of the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of common stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require shareholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option’s status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Options Granted to Certain Persons

      The aggregate numbers of shares of Common Stock subject to options granted to certain persons under the 1998 Option Plan since its inception are as follows:

(i) Clinton H. Severson, Chairman of the Board, President and Chief Executive Officer, 764,000 shares;

(ii) Alberto R. Santa Ines, Chief Financial Officer and Vice President of Finance, 169,000 shares;

(iii) Kenneth P. Aron, Ph.D., Vice President of Research and Development, 245,000 shares;

(iv) Robert B. Milder, Chief Operations Officer, 282,000 shares;

(v) Vladimir E. Ostoich, Ph.D., Vice President of Government Affairs and Vice President of Marketing for the Pacific Rim, 357,625 shares;

(vi) All current executive officers as a group (6 persons), an aggregate of 1,947,625 shares;

(vii) All current directors who are not executive officers as a group, an aggregate of 52,000 shares; and

(viii) All employees and consultants who are not executive officers as a group, an aggregate of 2,084,391 shares.

      Since its inception, no options have been granted under the 1998 Option Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of options granted under the 1998 Option Plan.

Summary of United States Federal Income Tax Consequences

      The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

      Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

      The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

      Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

Vote Required

      If a quorum is present and voting, the vote of a majority of the shares both (a) represented in person or by proxy and (b) voting is required for approval of this proposal. In addition, the votes in favor of this proposal must be a majority of the quorum present.

      Although abstentions and broker “non-votes” are counted as present for purposes of a quorum, they are not counted as affirmative votes for the proposals. In other words, the vote in favor of each of this proposal must exceed the sum of (i) the votes against, (ii) abstentions and (iii) the broker “non-votes” for this proposal.

Recommendation of the Board Of Directors

      The Board of Directors believes that the proposed amendment of the Abaxis 1998 Stock Option Plan to increase the number of shares of Abaxis common stock reserved for issuance under the Abaxis 1998 Stock Option Plan by 500,000 shares, from 4,386,000 to 4,886,000 shares, is in the best interests of Abaxis and its shareholders for the reasons stated above.

      THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

INFORMATION ABOUT ABAXIS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of August 30, 2004 information with respect to the beneficial ownership of our common stock by (i) the persons named in the Summary Compensation Table; (ii) each of our directors, and (iii) all of our executive officers and directors as a group. There are no persons known to us that are the beneficial owners of more than 5% of our outstanding common stock.

	Number of	Percent of Abaxis
	Shares	Common Stock
Name and Address of Beneficial Owner(1)	Owned	Outstanding(2)

Executive Officers
Clinton H. Severson(3)	833,855	4.2%
Vladimir E. Ostoich, Ph.D.(4)	450,218	2.3%
Robert B. Milder(5)	244,485	1.2%
Kenneth P. Aron, Ph.D.(6)	181,339	*
Alberto R. Santa Ines(7)	97,440	*
Outside Directors
Richard J. Bastiani, Ph.D.(8)	66,000	*
Ernest S. Tucker, III, M.D.(9)	49,000	*
Prithipal Singh, Ph.D.(10)	39,000	*
Brenton G. A. Hanlon(11)	37,667	*
Henk J. Evenhuis(12)	7,667	*
Executive officers and directors as a group(10 persons)(13)	2,006,671	10.2%

*	Less than 1%

(1)	The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The business address of each of the beneficial owners listed is c/o Abaxis, Inc., 3240 Whipple Road, Union City, CA 94587.

(2)	The percentages shown in this column are calculated from the 19,645,004 shares of common stock outstanding on August 30, 2004, exercise of warrants and options held by that person that are currently exercisable or which are exercisable within sixty calendar days of August 30, 2004, and are deemed outstanding in accordance with the rules of the Securities and Exchange Commission.

(3)	Includes:

•	169,855 shares; and

•	664,000 shares subject to stock options exercisable by Mr. Severson within sixty days of August 30, 2004.

(4)	Includes:

•	56,040 shares;

•	31,500 shares held by Dr. Ostoich’s IRA;

•	29,500 shares held by Mrs. Ostoich’s IRA;

•	117,328 shares held by the Vladimir Ostoich and Liliana Ostoich Trust Fund, for the benefit of Dr. Ostoich and his wife;

•	7,600 shares issuable upon the exercise of warrants; and

•	208,250 shares subject to stock options exercisable by Dr. Ostoich within sixty days of August 30, 2004.

(5)	Includes:

•	46,735 shares;

•	197,750 shares subject to stock options exercisable by Mr. Milder within sixty days of August 30, 2004.

(6)	Includes:

•	9,131 shares;

•	172,208 shares subject to stock options exercisable by Dr. Aron within sixty days of August 30, 2004.

(7)	Includes:

•	17,815 shares;

•	79,625 shares subject to stock options exercisable by Mr. Santa Ines within sixty days of August 30, 2004.

(8)	Includes:

•	42,000 shares;

•	24,000 shares subject to stock options exercisable by Dr. Bastiani within sixty days of August 30, 2004.

(9)	Includes 49,000 shares subject to stock options exercisable by Dr. Tucker within sixty days of August 30, 2004.

(10)	Includes:

•	16,000 shares;

•	23,000 shares subject to stock options exercisable by Dr. Singh within sixty days of August 30, 2004.

(11)	Includes:

•	14,000 shares;

•	23,667 shares subject to stock options exercisable by Mr. Hanlon within sixty days of August 30, 2004.

(12)	Includes 7,667 shares subject to stock options exercisable by Mr. Evenhuis within sixty days of August 30, 2004.

(13)	Includes:

•	549,904 shares;

•	7,600 shares issuable upon the exercise of warrants held individually; and

•	1,449,167 shares subject to options exercisable within sixty days of August 30, 2004.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

      The following table sets forth certain information concerning our directors and executive officers:

Name	Age	Title

Clinton H. Severson	56	Chairman of the Board, President and Chief Executive Officer
Richard J. Bastiani, Ph.D.(1)(2)	61	Director
Brenton G. A. Hanlon(1)(2)	58	Director
Prithipal Singh, Ph.D.(1)	65	Director
Ernest S. Tucker, III, M.D.(1)	71	Director
Henk J. Evenhuis(1)	61	Director
Alberto R. Santa Ines	57	Chief Financial Officer and Vice President of Finance
Kenneth P. Aron, Ph.D.	51	Vice President of Research and Development
Robert B. Milder	54	Chief Operations Officer
Vladimir E. Ostoich, Ph.D.	58	Vice President of Government Affairs and Vice President of Marketing for the Pacific Rim, Founder
Richard L. Schoen	54	Vice President of Domestic Marketing and Sales

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

      Clinton H. Severson has served as our President, Chief Executive Officer and one of our directors since June 1996. He was appointed Chairman of the Board in May 1998. From February 1989 to May 1996, Mr. Severson served as President and Chief Executive Officer of MAST Immunosystems, Inc., a privately held medical diagnostic company.

      Richard J. Bastiani, Ph.D. joined our Board of Directors in September 1995. Since August 1998, Dr. Bastiani has served as Chairman of the Board of Directors of ID Biomedical Corporation (NASDAQ: IDBE), after he was appointed to the Board of Directors of ID Biomedical Corporation in October 1996. Dr. Bastiani was President of Dendreon (NASDAQ: DNDN), a biotechnology company from September 1995 to September 1998. From 1971 until 1995, Dr. Bastiani held a number of positions with Syva Company, a diagnostic company, including as President from 1991 until Syva was acquired by a subsidiary of Hoechst AG of Germany in 1995. Dr. Bastiani is also a member of the board of directors of two privately held companies.

      Brenton G. A. Hanlon joined our Board of Directors in November 1996. Since January 2001, Mr. Hanlon has been President and Chief Executive Officer of Hitachi Chemical Diagnostics, a manufacturer of in vitro allergy diagnostic products. Concurrently, from December 1996 until the present, Mr. Hanlon has served as President and Chief Operating Officer of Tri-Continent Scientific, a subsidiary of Hitachi Chemical. From 1989 to December 1996, Mr. Hanlon was Vice President and General Manager of Tri-Continent Scientific. Mr. Hanlon serves on the board of directors of two privately held companies.

      Prithipal Singh, Ph.D. joined our Board of Directors in June 1992. He has been the Founder, Chairman and Chief Executive Officer of ChemTrak Inc. (Pink Sheets: CMTR) from 1988 to 1998. Prior to this, he was an Executive Vice President of Idetec Corporation from 1985 to 1988 and a Vice President of Syva Corporation from 1977 to 1985. Dr. Singh is also on the board of a privately held company.

      Ernest S. Tucker, III, M.D. joined our Board of Directors in September 1995. Dr. Tucker currently serves as a self-employed healthcare consultant after having retired as Chief Compliance Officer for Scripps Health in San Diego in September 2000, a position which he assumed in April 1998. Dr. Tucker was Chairman of Pathology at Scripps Clinic and Research Foundation from 1992 to April 1998 and Chair of Pathology at California Pacific Medical Center in San Francisco from 1989 to 1992.

      Henk J. Evenhuis joined our Board of Directors in November 2002. Mr. Evenhuis currently serves as a Director of Credence Systems Corporation (NASDAQ: CMOS), a semiconductor equipment manufacturer. Mr. Evenhuis served as Chief Financial Officer of Fair Isaac Corporation (NYSE: FIC), a global provider of analytic software products to the financial services, insurance and health care industries from October 1999 to October 2002. From 1987 to 1998, he was Executive Vice President and Chief Financial Officer of Lam Research Corporation (NASDAQ: LRCX), a semiconductor equipment manufacturer.

      Alberto R. Santa Ines has served as our Chief Financial Officer and Vice President of Finance since April 2002. Mr. Santa Ines joined us in February 2000 as Finance Manager. In April 2001, Mr. Santa Ines was promoted to Interim Chief Financial Officer and Director of Finance, and in April 2002 he was promoted to his current position. From March 1998 to January 2000, Mr. Santa Ines was a self-employed consultant to several companies. From August 1997 to March 1998, Mr. Santa Ines was the Controller of Unisil (Pink Sheets: USIL), a semiconductor company. From April 1994 to August 1997, he was a Senior Finance Manager at Lam Research Corporation (NASDAQ: LRCX), a semiconductor equipment manufacturer.

      Kenneth P. Aron, Ph.D. joined us in February 2000 as Vice President of Research and Development. From April 1998 to November 1999, Dr. Aron was Vice President of Engineering and Technology of Incyte Pharmaceuticals (NASDAQ: INCY), a genomic information company. From April 1996 to April 1998, Dr. Aron was Vice President, Research, Development and Engineering for Cardiogenesis Corporation (NASDAQ: CGCP), a manufacturer of laser-based cardiology surgical products.

      Robert B. Milder has served as our Chief Operations Officer since April 2000. Mr. Milder joined us in May 1998 as Vice President of Operations. From December 1996 to May 1998, Mr. Milder was the Vice President of Manufacturing for Nidek, Inc., a manufacturer of opthalmic and surgical lasers. From March 1992 to January 1996, Mr. Milder was Vice President of Operations for Heraeus Surgical, Inc., a surgical capital equipment manufacturer.

      Vladimir E. Ostoich, Ph.D., one of our co-founders, is currently our Vice President of Government Affairs and Vice President of Marketing for the Pacific Rim. Dr. Ostoich has served as Vice President in various capacities at Abaxis since our inception, including as Vice President of Research and Development, Senior Vice President of Research and Development, Vice President of Engineering and Instrument Manufacturing and Vice President of Marketing and Sales for the United States and Canada.

      Richard L. Schoen joined us in November 2002 as Vice President of Domestic Marketing and Sales. Prior to Abaxis, Mr. Schoen was Vice President, Business Development from October 1999 to November 2002 at Colorado MEDtech, Inc., a full service outsource provider of medical device product development and manufacturing. From March 1972 to April 1998, Mr. Schoen held several key positions with Beckman Coulter, a major manufacturer of in vitro laboratory instrumentation and biomedical systems, that included program management, sales and marketing management and general management where he was responsible for Beckman’s point-of-care testing products.

Term and Number of Directors

      All directors hold office until our next annual meeting of shareholders and until their successors have been elected and qualified. Our Bylaws authorize the Board of Directors to fix the number of directors at not less than four nor more than seven. The authorized number of our directors is currently six. Each officer serves at the discretion of the Board of Directors.

Identification of Audit Committee and Financial Expert

      The Audit Committee of the Board of Directors oversees Abaxis’s corporate accounting and financial reporting process. The outside directors comprise the Audit Committee: Messrs. Bastiani, Hanlon, Tucker, Evenhuis and Singh. Mr. Evenhuis serves as Chairman of the Audit Committee.

      The Board of Directors annually reviews the Nasdaq National Market listing standards definition of independence for Audit Committee members and has determined that all members of the Abaxis Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq National Market listing standards). Securities and Exchange Commission, or SEC, regulations require Abaxis to disclose whether a director qualifying as an “audit committee financial expert” serves on the Audit Committee. The Board of Directors has determined that Mr. Evenhuis qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Evenhuis’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Code of Business Conduct and Ethics

      Abaxis has adopted a Code of Business Conduct and Ethics that applies to all our executive officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.abaxis.com. If we make any amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance and Committees

Meetings and Related Governance Matters

      The Board of Directors has determined that, other than Mr. Clinton H. Severson who is our President and Chief Executive Officer, each of the members of the Board is an independent director for purposes of the Nasdaq listing rules. There are no family relationships among any of our directors or officers.

      During the fiscal year ended March 31, 2004, our Board of Directors held four meetings and no director attended fewer than 75% of the total meetings of the Board. The Board has three standing committees, namely the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee

      The members of the Audit Committee during the fiscal year ended March 31,2004 were its Chairman, Mr. Evenhuis, and Dr. Bastiani, Mr. Hanlon, Dr. Singh and Mr. Tucker. The Audit Committee reviews and monitors our corporate financial reporting and our external audits, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent public accountants and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with the management and our independent public accountants prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the Audit Committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent public accountants. The Audit

Committee held five formal meetings during the fiscal year ended March 31, 2004 with Deloitte & Touche LLP at which members of the Audit Committee discussed the quarterly results and reviewed the annual financial statements with Deloitte & Touche LLP. Members of the Audit Committee also reviewed the financial statements for the year ended March 31, 2004 throughout the course of the fiscal year. For additional information about the Audit Committee, see “Report of the Audit Committee” below.

Compensation Committee

      The members of the Compensation Committee during the fiscal year ended March 31, 2004 were Messrs. Bastiani and Hanlon. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our executive officers and directors, including among other things, annual salaries and bonuses and stock option incentive arrangements. The Compensation Committee held one meeting during the fiscal year ended March 31, 2004, which was attended by both Messrs. Bastiani and Hanlon. For additional information about the Compensation Committee, see “Report Of The Compensation Committee On Executive Compensation,” and “Executive Compensation and Other Matters” below.

Nominating and Corporate Governance Committee

      Abaxis formed a Nominating and Corporate Governance Committee in April, 2004. The members of the nominating and governance committee are Dr. Bastiani, Mr. Evenhuis, Mr. Hanlon, Dr. Singh and Mr. Tucker. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the Nasdaq rules.

      The Nominating and Corporate Governance Committee will review annually the results of the evaluation of the Board and its committees, and the needs of the Board for various skills, experience, expected contributions and other characteristics, and the optimal size of the Board in light of these needs, in determining the director candidates to be nominated at the annual meeting. The Nominating and Corporate Governance Committee will evaluate candidates for directors, including incumbent directors and candidates proposed by directors, shareholders or management, in light of the Committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards, if any, established by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee believes that the Board requires additional candidates for nomination, the Committee may poll existing directors or management for suggestions for candidates and may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee. In making the determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationships among directors. The Nominating and Corporate Governance Committee will consider director nominations made by shareholders in accordance with the requirements of the Company’s bylaws consistent with these procedures.

      The charter for the Nominating and Corporate Governance committee can be accessed electronically in the “Investor Center” section of our webpage at www.abaxis.com or by writing to us at Abaxis, Inc., 3240 Whipple Road, Union City, CA 94587, Attention: Ms. Zara Thomas, Compliance Officer.

      Pursuant to our bylaws, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder’s intent to make such nomination or nominations has been given in writing to the secretary of Abaxis. To be timely, a shareholder nomination for a director to be elected at an annual meeting shall be received at Abaxis’ principal executive offices not less than 120 calendar days in advance of the date that Abaxis’ proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the shareholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of Abaxis entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of Abaxis if so elected. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of Abaxis and its shareholders.

Communications with Directors

      Shareholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board
or Board of Directors
or any individual director
c/o Ms. Zara Thomas, Compliance Officer
3240 Whipple Road
Union City, CA 94587
Fax: 510-441-6151 or
Email Address: ComplianceOfficer@abaxis.com

      The Compliance Officer shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Compliance Officer in consultation with Company counsel. The Board of Directors or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable. The Compliance Officer shall relay all communications to directors absent safety or security issues.

Committee Charters and Other Corporate Governance Materials

      The Board has adopted a charter for the Audit Committee and Nominating and Corporate Governance Committee, as described above. A copy of our committee charters can be accessed electronically in the “Investor Center” section of our webpage at www.abaxis.com, or provided at no cost by writing to us at Abaxis, Inc., 3240 Whipple Road, Union City, CA 94587, Attention: Ms. Zara Thomas, Compliance Officer.

Director Attendance at Annual Meetings

      Abaxis will make every effort to schedule its annual meeting of shareholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. All directors are strongly encouraged shall make every effort to attend our annual meeting of shareholders, but are not required to attend. Last year, six of our directors attended the annual meeting of shareholders.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following table sets forth information concerning the compensation during the fiscal years ended March 31, 2004, 2003 and 2002 of our Chief Executive Officer and our four other most highly compensated executive officers whose total salary and bonus exceeded $100,000, for services in all capacities to us, during our fiscal year ended March 31, 2004.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation($)		Securities
				Underlying
Name and Principal Position	Fiscal Year	Salary	Bonus	Options (#)

Clinton H. Severson	2004	$285,000	$461,000	50,000
President, Chief Executive Officer and	2003	265,000	187,000	—
Chairman of the Board	2002	265,000	82,500	164,000
Alberto R. Santa Ines	2004	$150,000	$406,000	40,000
Chief Financial Officer and Vice President	2003	131,000	125,000	50,000
of Finance	2002	110,000	22,000	22,000
Kenneth P. Aron, Ph.D.	2004	$160,000	$302,000	40,000
Vice President of Research and	2003	150,000	125,000	—
Development	2002	150,000	55,000	55,000
Robert B. Milder	2004	$175,000	$360,000	40,000
Chief Operations Officer	2003	165,000	149,000	—
	2002	165,000	66,000	62,000
Vladimir E. Ostoich, Ph.D.	2004	$170,000	$302,000	40,000
Vice President of Government Affairs and	2003	160,000	125,000	—
Vice President of Marketing for the	2002	160,000	55,000	59,500
Pacific Rim

Stock Options Granted in Fiscal 2004

      The following table provides the specified information concerning grants of options to purchase our common stock made during the fiscal year ended March 31, 2004, made to the persons named in the Summary Compensation Table.

Option Grants in Fiscal 2004

	Individual Grants

		% of Total			Potential Realizable Value
	No. of	Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees	Exercise		for Option Term(1)
	Options	in Fiscal	Base Price	Expiration
Name	Granted (#)(2)	Year	($/Sh)(3)	Date	5%($)	10%($)

Clinton H. Severson	50,000	8.9%	$3.85	4/22/2013	$121,062	$306,795
Alberto R. Santa Ines	40,000	7.1%	$3.85	4/22/2013	$96,850	$245,436
Kenneth P. Aron, Ph.D.	40,000	7.1%	$3.85	4/22/2013	$96,850	$245,436
Robert B. Milder	40,000	7.1%	$3.85	4/22/2013	$96,850	$245,436
Vladimir E. Ostoich, Ph.D.	40,000	7.1%	$3.85	4/22/2013	$96,850	$245,436

(1)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercise are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)	All options granted in the fiscal year ended March 31, 2004 were granted pursuant to our 1998 Stock Option Plan. The options vest and become exercisable at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee’s continuous employment by us. Under our 1998 Stock Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. For additional information regarding options, see “Change of Control Arrangements.”

(3)	All options were granted at market value on the date of grant.

Option Exercises in Fiscal 2004 and Option Values at March 31, 2004

      The following table provides the specified information concerning exercises of options to purchase our common stock in the fiscal year ended March 31, 2004, and unexercised options held as of March 31, 2004, by the persons named in the Summary Compensation Table.

	Shares				Value of Unexercised
	Acquired		Number of Unexercised		In-the-Money
	on	Value	Options at 3/31/04		Options at 3/31/04($)
	Exercise	Realized
Name	(#)	($)(1)	Exercisable(2)	Unexercisable	Exercisable (3)	Unexercisable

Clinton H. Severson	—	—	623,375	90,625	$10,307,744	$1,451,156
Alberto R. Santa Ines	—	—	54,312	74,688	$817,106	$1,248,959
Kenneth P. Aron, Ph.D.	500	$7,160	143,666	60,834	$1,993,890	$970,185
Robert B. Milder	—	—	175,458	53,542	$2,745,231	$868,024
Vladimir E. Ostoich, Ph.D.	25,625	$326,481	185,958	53,542	$2,846,026	$868,024

(1)	Amounts shown under the column “Value Realized” are based on the fair market value of our common stock on the exercise date as reported on the Nasdaq National Market less the aggregate exercise price.

(2)	Options to purchase our common stock generally vest as to one-fourth of the option grant on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee’s continuous employment with Abaxis. All options are exercisable only to the extent vested.

(3)	The value of the unexercised in-the-money options is based on the closing price of our common stock ($20.32 per share) on the Nasdaq National Market on March 31, 2004, the last trading day in our fiscal year ended March 31, 2004, and is net of the exercise price of such options.

Compensation of Directors

      In the fiscal year ended March 31, 2004, all of our non-employee directors received compensation in the amount of $2,258 per Board meeting they attended plus reimbursement of reasonable travel expenses incurred. Each of our non-employee directors also receives an automatic annual grant of options to purchase 4,000 shares of our common stock under our 1998 Stock Option Plan.

      In the fiscal year ended March 31, 2004, all of our directors in the Audit Committee received compensation in the amount of $750 per each quarterly Audit Committee meeting they attended.

Change of Control Arrangements

      Our 1998 Stock Option Plan and 1992 Outside Directors Stock Option Plan provide that, in the event of a transfer of control of Abaxis, the surviving, continuing, successor or purchasing corporation or a parent corporation thereof, as the case may be, which is referred to as the acquiring corporation, shall either assume our rights and obligations under stock option agreements outstanding under our option plans or substitute options for the acquiring corporation’s stock for such outstanding options. In the event the acquiring corporation elects not to assume or substitute for such outstanding options in connection with a merger constituting a transfer of control, our Board shall provide that any unexercisable and/or unvested portion of the outstanding options shall be immediately exercisable and vested as of a date prior to the transfer of control, as our Board so determines. Any options which are neither assumed by the acquiring corporation, nor exercised as of the date of the transfer of control, shall terminate effective as of the date of the transfer of control. Options which are assumed by the acquiring corporation shall become exercisable and vested as provided under the relevant stock option agreements under the option plans, unless the acquiring corporation terminates the option holder under certain circumstances defined in the option plans. Under such circumstances, the holder’s options shall become immediately exercisable and vested as of the date of termination.

Certain Relationships and Related Party Transactions

      During the fiscal year ended March 31, 2004, there was not, nor is there any currently proposed transaction or series of similar transactions to which Abaxis was or is to be a party in which the amount involved exceeds $60,000 and in which any executive officer, director or holder of more than 5% of any class of voting securities of Abaxis and members of that person’s immediate family had or will have a direct or indirect material interest.

      We entered into indemnification agreements with each of the executive officers and directors. Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

      Based solely on our review of the copies of Forms 3, 4 and 5 and amendments thereto received by us, we believe that during the period from April 1, 2003 through March 31, 2004, our officers and directors complied with all applicable filing requirements except with respect to seven late filings by our executive officers .

Employment Agreements

      In March 1997, we entered into an employment agreement with Clinton H. Severson, our President, Chief Executive Officer, and Chairman of our Board of Directors, which provides Mr. Severson with six months of salary and benefits if his employment with us is terminated for other than cause. In April 2001, this agreement was modified to increase the length of term from six months to two years.

      In April 2001, we entered into an Employee Retention Incentive Agreement with Alberto R. Santa Ines, which provided that Mr. Santa Ines, then our Interim Chief Financial Officer and Director of Finance, would receive a lump sum cash payment equal to nine months of salary and benefits if his employment with us was terminated for other than cause. In May 2002, Mr. Santa Ines was appointed as our Chief Financial Officer and Vice President of Finance and concurrently Mr. Santa Ines’ employment agreement was amended to provide that Mr. Santa Ines will receive a lump sum cash payment equal to nine months of salary and benefits if his employment with us is terminated for other than cause before April 2004 or upon providing services to Abaxis for a period of three years. This employment agreement was consummated in April 2004.

Securities Authorized for Issuance Under Equity Compensation Plans

      Abaxis historically had two equity incentive plans under which our equity securities have been authorized for issuance to our employees or directors: the 1989 Stock Option Plan, which was amended and restated as the 1998 Stock Option Plan, and the 1992 Outside Directors’ Stock Option Plan. Both the 1998 Stock Option Plan and the 1992 Outside Directors’ Stock Option Plan have been approved by our shareholders. Our 1992 Outside Directors’ Stock Option Plan expired on June 30, 2002 and, consequently, current option grants to our outside directors are made from our 1998 Stock Option Plan. In addition, from time to time we issue warrants to purchase shares of our common stock to non-employees, such as service providers and purchasers of our preferred stock.

      The following table provides aggregate information through March 31, 2004 regarding (i) grants under both of our equity incentive plans, and (ii) outstanding warrants to purchase our common stock.

Equity Compensation Information

	Number of Securities		Number of Securities
	to Be Issued Upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by our shareholders:
1998 Stock Option Plan	2,578,224	$4.91	610,932
1992 Outside Directors’ Stock Option Plan	86,000	$4.23	—
Equity securities not approved by our shareholders:
Warrants to purchase our common stock(1)	567,135	$6.78	—
Total:	3,231,359	$5.22	610,932

(1)	Consists of warrants that have a five-year term in which they may be exercised. All warrants were issued to service providers, except for warrants to purchase an aggregate of 88,750 and 115,000 shares of our common stock at a per share exercise price of $7.00 issued to purchasers of our Series D and Series E convertible preferred stock, respectively.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is comprised of Dr. Richard J. Bastiani and Mr. Brenton G.A. Hanlon. Each of these individuals is a non-employee member of the Abaxis Board of Directors. The Compensation Committee is responsible for approving all compensation recommended by the President for executive officers and provides recommendations to the Board of Directors for approval of all compensation for the President and Chief Executive Officer of Abaxis. The goal of the Abaxis compensation policy for executive officers is to attract, retain and reward executive officers who contribute to Abaxis’ success and to motivate these executives to achieve our business objectives. Abaxis uses salary, stock option grants and bonus compensation to meet these goals.

      Compensation Policies. Salaries initially are set for each executive officer according to a range of salaries for similar positions in comparable companies in Abaxis’ industry and geographic area. Salaries are reviewed annually based on individual past performance, financial results of Abaxis and survey information from compensation consulting firms. Adjustments are made if necessary to maintain competitiveness within the industry.

      Compensation Components. The Compensation Committee strongly believes that executive compensation should be based in part on the Abaxis’ performance and has used stock option grants and bonus compensation to accomplish this goal. Accordingly, the Compensation Committee establishes both financial and operational based objectives and goals in determining executive officer bonuses, including among other things, Abaxis’ aggregate annual revenues and earnings per share. Additional criteria include sales and spending forecasts for the upcoming year. Abaxis declared and paid bonuses for work performed during each of the quarters for the fiscal year ended March 31, 2004.

      The Board of Directors strongly believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with those of the shareholders. The size of an initial option grant to an executive officer generally has been determined with reference to comparable companies in Abaxis’ industry and geographical area, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. Additional option grants to an executive officer are generally based on Abaxis’ performance and individual performance. During the fiscal year ended March 31, 2004, the Compensation Committee approved stock option grants to six executive officers. See “Option Grants in Last Fiscal Year.” Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price. Other elements of executive compensation include participation in company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan.

      Chief Executive Officer Compensation. The Compensation Committee annually reviews the performance and compensation of Clinton H. Severson, the President and Chief Executive Officer of Abaxis. During the fiscal year ended March 31, 2004, Mr. Severson’s compensation consisted of salary, an incentive stock option grant and performance-based bonus compensation. During the annual review performed after the close of the fiscal year ended March 31, 2004, the Compensation Committee adjusted upwards Mr. Severson’s salary to be competitive with what comparable companies within Abaxis’ industry and geographic area, based on compensation information obtained by Abaxis. For the fiscal year ending March 31, 2005, Mr. Severson’s base salary is $300,000, and he has the potential to earn a bonus of up to $700,000.

      Deductibility of Executive Compensation. Abaxis has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to Abaxis’ Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1989 Plan should qualify for an exemption from these restrictions. The Compensation Committee does not believe that in general other components of the Abaxis’ compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under applicable tax laws as applicable.

COMPENSATION COMMITTEE

Richard J. Bastiani, Ph.D.
Brenton G.A. Hanlon

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees Abaxis’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Deloitte & Touche LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

      The Audit Committee consists of five directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for the Nasdaq Stock Market and is chaired by Mr. Evenhuis, who is considered an “audit committee financial expert” as defined in the applicable Securities and Exchange Commission rules. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

      The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope and results of Deloitte & Touche’s audit and review procedures, and the overall quality of its financial reporting.

      The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent auditor. The Audit Committee has considered the role of Deloitte & Touche LLP in providing audit, audit-related and tax services to Abaxis and has concluded that such services are compatible with Deloitte & Touche’s role as Abaxis’ independent auditor.

      The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Abaxis that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Abaxis’ audited financial statements be included in Abaxis’ Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

THE AUDIT COMMITTEE

Henk J. Evenhuis, Chairman
Richard J. Bastiani, Ph.D.
Brenton G.A. Hanlon
Prithipal Singh, Ph.D.
Ernest S. Tucker, III, M.D.

      PURSUANT TO ITEM 7(e)(3), THE ABOVE INFORMATION SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT ABAXIS SPECIFICALLY INCORPORATES IT BY REFERENCE IN SUCH FILING.

COMPARISON OF SHAREHOLDER RETURN

      Our common stock is quoted on the Nasdaq National Market using the trading symbol ABAX. The per share price of our common stock as of the close of trading on August 30, 2004 was $14.81.

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on Abaxis’ common stock with the cumulative total returns for the past five years of the:

•	the Russell 2000 Index; and

•	the Nasdaq Medical Equipment Securities Index.

      No cash dividends have been declared on our common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

      The following chart references the annual portfolio value as of March 31 in each of the following years, were an investor to have invested $100.00 on March 31, 1999 in each of our common stock, the Russell 2000 Index and the Nasdaq Medical Equipment Securities Index:

	1999	2000	2001	2002	2003	2004

Abaxis, Inc.	$100.00	$432.26	$259.66	$330.32	$196.65	$1,048.77
Russell 2000 Index	100.00	137.29	116.25	132.51	96.78	158.55
Nasdaq Medical Equipment Securities Index	100.00	177.25	139.71	163.09	134.64	205.95

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      Proposals of shareholders intended to be presented at the next annual meeting of our shareholders must be received by us at our offices at 3240 Whipple Road, Union City, California 94587, no later than May 11, 2005, the date not less than one hundred twenty (120) days prior to one year anniversary of our mailing to shareholders of this Proxy Statement for the 2004 Annual Meeting of Shareholders. Any such shareholder proposals must satisfy the conditions established by the Securities and Exchange Commission for inclusion in our proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

ZARA Z. THOMAS
Secretary

DETACH HERE	ZABXC2

PROXY

ABAXIS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 19, 2004

SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Clinton H. Severson and Alberto R. Santa Ines, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Abaxis, Inc., a California corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Abaxis to be held at the principal offices of Abaxis at 3240 Whipple Road, Union City, California, 94587 on Tuesday, October 19, 2004, at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement for the 2004 Annual Meeting of Abaxis Shareholders (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED “FOR” ALL NOMINEES UNDER PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

ABAXIS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/abax		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE

ZABXC1

☒	Please mark votes as in this example.	#ABX

A vote FOR the following proposals is recommended by the Board of Directors:

1.	To elect the following six (6) directors of Abaxis to serve until the 2005 Annual Meeting of Shareholders or until their respective successors are elected and qualified:
Nominees: (01) Clinton H. Severson, (02) Richard J. Bastiani, Ph.D., (03) Ernest S. Tucker, M.D., (04) Prithipal Singh, Ph.D., (05) Brenton G. A. Hanlon and (06) Henk J. Evenhuis.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line above.)

		FOR	AGAINST	ABSTAIN
2.	To approve and ratify the appointment of Deloitte & Touche LLP as independent auditors of Abaxis for the fiscal year ending March 31, 2005.	☐	☐	☐
3.	To approve and ratify the adoption of an increase in the maximum aggregate number of shares of Common Stock that may be issued under Abaxis’ 1998 Stock Option Plan by 500,000 shares from 4,386,000 to 4,886,000 shares.	☐	☐	☐

Mark box at right if you plan to attend the Annual Meeting.	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Please sign here exactly as your name(s) appears on your stock certificate. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. Please date the Proxy.

Signature:	Date:	Signature:	Date: